UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 15, 2008

CENTERLINE HOLDING COMPANY

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-13237	13-3949418

(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue, New York, NY 10022

(Address of Principal Executive Offices)	(Zip Code)

212-317-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

A derivative and putative shareholders class action lawsuit has been filed against Centerline Holding Company (the “Registrant”), the Registrant’s trustees and The Related Companies, L.P. entitled “Off v. Stephen M. Ross, et al.” in the Delaware Court of Chancery, Case No. 3468, alleging claims relating to the Registrant’s previously announced offering of convertible preferred shares to an affiliate of The Related Companies, L.P.  In light of the Registrant’s recently announced rights offering, the parties are engaged in settlement discussions.  The Registrant and the trustees believe the lawsuit is without merit, and they intend to defend themselves vigorously if the negotiations do not lead to a settlement on acceptable terms.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTERLINE HOLDING COMPANY

(Registrant)

By:	/s/ Marc D. Schnitzer
Marc D. Schnitzer
Chief Executive Officerand President

January 22, 2008